Exhibit 99.1



                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE                    Contact:  Daniel M. Healy
                                                   Executive Vice President
                                                   Chief Financial Officer
                                                   (631) 844-1258


                        NORTH FORK TO PRESENT AT UPCOMING
                          FINANCIAL SERVICES CONFERENCE

    Melville, N.Y. -- January 28, 2003 -- North Fork Bancorporation, Inc. (NYSE:
NFB) will be presenting at the Salomon Smith Barney Financial Services Conference in New York City on Wednesday, January 29 at 10:45 a.m. (ET).

    Salomon will host a webcast of the conference. North Fork's presentation will be available for viewing by visiting North Fork's website at http://www.northforkbank.com and clicking on Salomon Smith Barney Conference Webcast -- January 29, 2003. A printable version of the presentation slideshow will also be available on the North Fork website.